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                                                                   Exhibit 10.48

                           READING INTERNATIONAL, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("this Agreement") is made and entered into as of this 11th day of July 2002, by and between READING INTERNATIONAL, INC., a Nevada corporation (the "Company"), and JAMES J. COTTER ("Mr. Cotter"),

                               W I T N E S S E T H

      NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

      1. Grant of Option. The Company grants to Mr. Cotter the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 975,000 shares (the "Shares") of the Class A Non-Voting Common Stock (the "Class A Common Stock") of the Company at an exercise price (the "Exercise Price") of $3.80 per Share (the "Option"), such option to have a term of three (3) years, exercisable from time to time subject to the provisions of this Agreement prior to the close of business on July 11, 2005 (the "Expiration Date"). The Option is intended to be a nonqualified stock option. The parties acknowledge that, at the present time, the Company has two classes of common stock outstanding: The Class A Common Stock and the Class B Voting Common Stock, which two classes of common stock are referred to here generally and without distinction as "Common Stock."

      2. Exercisability of Option. Except as otherwise provided in this Agreement, 575,000 shares shall vest immediately, 200,000 shares shall vest at July 11, 2003, and 200,000 shares shall vest on July 11, 2004.

      3. Method of Exercise of Option and Payment of Exercise Price. The Option shall be exercisable by the delivery to the Secretary of the Company of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment of the Exercise Price in full (i) in cash,
(ii) by check made payable to the order of the Company, (iii) by delivery by Mr. Cotter or a Permitted Transferee (as hereinafter defined) of shares of Common Stock already owned by Mr. Cotter or such Permitted Transferee with a fair market value on the date of exercise equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, (iv) by means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board, or (v) by a combination of the foregoing means of payment. Fractional Share interests shall be cashed out at that price equal to the fair market value of a single share multiplied by the fraction representing the fractional Share which, but for this sentence, would otherwise have been issuable.


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      4. Continuance of Consulting Agreement. Nothing contained in this
Agreement shall confer upon Mr. Cotter any right with respect to the continuation of his status as an officer, director or consultant of the Company and/or any one or more of its subsidiaries.

      5. Non-Assignability of Option. During Mr. Cotter's lifetime, the Option and any other rights hereunder may be exercised only by Mr. Cotter or by a Permitted Transferee. The term "Permitted Transferee" shall mean (i) any trust or any corporation, limited liability company or partnership for the benefit of or owned directly or indirectly by Mr. Cotter and/or anyone or more of his children or other heirs and (ii) any foundation, trust or not-for-profit corporation established by Mr. Cotter for charitable purposes. In the event of the death of Mr. Cotter, the Option in addition may be exercised in whole or in part by the person or persons (including individuals and trusts, corporations, partnership and other entities) to whom Mr. Cotter's rights under this Option shall pass by will or by the applicable laws of descent at any time on or prior to the Expiration Date. The Option and such rights shall not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) except by will or the laws of descent and distribution or to a Permitted Transferee, and shall not be subject to execution, attachment or similar process. In the event of the death of Mr. Cotter, each recipient of all or any portion of this Option, and/or each Permitted Transferee, will have and succeed to the rights and obligations of Mr. Cotter under the Option. No sale, transfer, assignment, pledge, hypothecation or other disposition of all or any portion of the Option by Mr. Cotter to a Permitted Transferee or by a Permitted Transferee to another Permitted Transferee shall be effective unless and until the Company shall have received an agreement in writing executed by the Permitted Transferee agreeing to be bound by all the terms and conditions of this Agreement.

      6. Adjustment and Other Rights. If the outstanding shares of Class A Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, combination, recapitalization, reclassification, stock/split, reverse stock split, stock dividend, stock consolidation or otherwise, or a dividend or other distribution is made with respect to the Class A Common Stock either in Class B Common Stock or Class A Common Stock or any other security of which the Company or any affiliate of the Company is the issuer, or otherwise, an appropriate and proportionate adjustment shall be made in the unexercised portion of the Option or portions thereof that Mr. Cotter or a Permitted Transferee shall be entitled to receive the number and kind of securities which he or such Permitted Transferee owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto.

      In the event of an extraordinary dividend of cash or other property (other than securities), the Board of Directors will consider the extent to which it would be equitable under the circumstances to reduce the Exercise Price to reflect the extraordinary nature of


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such dividend. If the Board determines that such an adjustment would be equitable under the circumstances, an appropriate reduction in the Exercise Price will be made, the amount of such adjustment to be in the discretion of the Board.

      If the Company proposes to dissolve, or to liquidate or proposes in one or more transactions to combine, merge or consolidate with or into any other corporation, or to sell, all or substantially all of its assets whether for cash, securities, notes or any other property or consideration, the Option shall be adjusted effective as of the closing of such transaction so as to apply to the cash, securities, notes or other property or consideration to which a holder of the number of shares of Class A Common Stock subject to the unexercised portion of the Option would have been entitled by reason of such transaction. In the event the consideration to be received by holders of Common Stock in any such transaction is other than exclusively cash and/or publicly traded common stock listed on the New York stock Exchange, the American Stock Exchange or the NASDAQ Stock Market and having voting rights no less than those granted to any other class or series of the voting securities of such surviving corporation, and in the further even that, upon consummation, the holders of Class B Common Stock hold a minority of the outstanding voting equity of the surviving entity, then the Option may be exercised a the option of Mr. Cotter without the payment of any exercise price, by the netting of the exercise price against the cash, securities, notes or other property or consideration to be received in connection with or as a result of such transaction.

      The Company and Mr. Cotter or a Permitted Transferee will meet and confer in good faith to determine any appropriate adjustments which may be required in order to carry out the intent of the immediately preceding paragraphs; provided, however, that if the parties are unable to agree as to such adjustments within a period of five (5) days or such longer period as they may mutually agree, the matter shall be resolved by binding arbitration conducted in Los Angeles, California under the rules of the American Arbitration Association (the "AAA"). The arbitration will be chosen from one or more panels proposed by the AAA as follows: the Company and Mr. Cotter or a Permitted Transferee will each select one arbitrator and those two arbitrators will then select a third arbitrator from the panel. The parties shall use their good faith efforts to resolve such arbitration within a period of forty-five (45) days following selection of the arbitration panel. All costs of arbitration will be paid for by the Company, unless the arbitration panel determines that the last adjustment proposed by the Company was the correct adjustment, in which case the cost of arbitration will be borne by Mr. Cotter or such Permitted Transferee. Until such determination is made, all such costs will be advanced by the Company. The determination of the arbitrators will be final and non-appealable, but may be enforced in any court of competent jurisdiction. If the arbitration results in a delay in the receipt by Mr. Cotter or Permitted Transferee of any cash, securities, notes, property or other consideration due to exercise of all or any portion of this Option prior to the completion of such arbitration, the arbitrator will also award to Mr. Cotter or such Permitted Transferee, in the event he is the prevailing party, such amount in cash as will fairly compensate Mr. Cotter or such Permitted Transferee for such delay.


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      7. Limitation of Mr. Cotter's Rights. In no event shall Mr. Cotter or a
Permitted Transferee have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon exercise of this Option unless and until such Option shall have been exercised by Mr. Cotter or such Permitted Transferee.

      8. Effect of Agreement. This Agreement shall be assumed by binding upon and inure to the benefits of any successor corporation to the Company.

      9. Representations of Mr. Cotter. Mr. Cotter represents, agrees and certificates that:

            a. If Mr. Cotter or a Permitted Transferee exercised the Option in whole or in pat at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the Shares issuable upon exercise hereof and available for delivery to him a prospectus meeting the requirements of Section 10(a) (3) of the Act, Mr. Cotter or such Permitted Transferee will acquire the Shares issuable upon such exercise for the purposes of investment and not with a view to their resale or distribution and, upon each exercise of this Option, Mr. Cotter or such Permitted Transferee will furnish to the Company a written statement to such effect, reasonably satisfactory in form and substance to the Company and its counsel;

            b. If and when Mr. Cotter or a Permitted Transferee proposes to offer to sell Shares which are issued to Mr. Cotter or such Permitted Transferee upon exercise of this Option at a time when there is not in effect under the Act a registration statement relating to the resale of such Shares and available for delivery a prospectus meeting the requirements of Section 10(a) (3) of the Act, Mr. Cotter or such Permitted Transferee will notify the company prior to and such offering or sale and will not offer or sell such Shares without first delivering to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such offering and sale should not constitute a violation of such laws for which the Company would be liable; and

            c. No Shares may be acquired hereunder pursuant to exercise of the Option granted hereby unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporations, other regulatory agencies, including any other state securities law commissioners, having jurisdiction over the company or such issuance, and any exchanges upon which Common Stock of the Company may be listed shall have been fully satisfied. The Company undertakes, at its own cost, to promptly satisfy all such then applicable requirements and to promptly reimburse Mr. Cotter or a Permitted Transferee for any costs which he may incur (including, without limitation, reasonable attorneys fees and expenses) in satisfying all such then applicable requirements.


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      Mr. Cotter and each Permitted Transferee understands that the certificate or certificates representing any Shares acquired upon the exercise, in whole or in part, of the Option may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Shares, and the Company may impose stop transfer instructions to implement such limitations, if applicable.

      10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Secretary of the Company at its principal office and to Mr. Cotter's signature hereto, or at such other address as either party or any Permitted Transferee, if any, may hereinafter designate in writing to the other.

      11. Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement and all rights and obligations of the parties hereunder shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Mr. Cotter has hereunto set his hand.

                                       READING INTERNATIONAL, INC.



                                       By:  ___________________________________
                                            William C. Soady



                                       By:  ___________________________________
                                            James J. Cotter
                                            120 North Robertson Boulevard
                                            Los Angeles, CA  90048


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